EXHIBIT 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY TO PRESENT AT UPCOMING CONFERENCES

DENVER, November 3, 2009 – St. Mary Land & Exploration Company (NYSE: SM) today announced that the Company will present at two upcoming conferences in November of 2009.

The Company's Executive Vice President and Chief Operating Officer, Jay Ottoson, will present at the Thomas Weisel Partners Alternative Energy & Natural Resources Conference  at 9:10 am eastern time on Tuesday, November 10, 2009, at the New York Palace Hotel, located at 455 Madison Avenue, New York, NY.  The link to the live audio webcast may be accessed on Tuesday, November 10, 2009 at http://www.veracast.com/webcasts/twp/altenergy09/68103374.cfm.  This link will also be available on the Company’s website on Tuesday, November 10, 2009 at stmaryland.com.

The Company’s Chief Executive Officer and President, Tony Best, will present at the Bank of America Merrill Lynch 2009 Energy Conference at 4:40 pm eastern time on Tuesday, November 17, 2009, at the Grand Hyatt hotel, located at 109 East 42nd Street, New York, NY.  The link to the live audio webcast may be accessed on Tuesday, November 17, 2009 at http://www.veracast.com/webcasts/bas/energy09/id95111381.cfm.  This link will also be available on the Company’s website on Tuesday, November 17, 2009 at stmaryland.com.

ABOUT THE COMPANY

St. Mary Land & Exploration Company is an independent energy company engaged  in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil.  St. Mary routinely posts important information about the Company on its website.  For more information about St. Mary, please visit its website at stmaryland.com.